UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

DIVALL INSURED INCOME PROPERTIES 2, L.P.

(Exact name of registrant as specified in its charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 W 75th Street, Suite 100

Prairie Village, KS 66208

(Address of principal executive offices)

(816) 421-7444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As further described in Item 5.07 below, the Limited Partners of DiVall Insured Income Properties 2 Limited Partnership (the “Partnership”) approved two separate amendments to the Partnership’s Agreement of Limited Partnership dated as of November 20, 1987, as amended (the “Partnership Agreement”). The amendments served to: (i) extend the term of the Partnership by three (3) years to November 30, 2023, and (ii) permit the General Partner to effect distributions at times that it deems appropriate, but no less often than semi-annually.

Item 5.07 Submission of Matters to a Vote of the Security Holders.

The Partnership has concluded its previously announced 2020 consent solicitation process. As of the record date of August 21, 2020, there were 46,280.3 Limited Partnership Units (“Units”) outstanding and entitled to notice of, and to vote in, the Partnership’s 2020 consent solicitation. The three proposals for which consents were solicited were:

●	Proposal No. 1. - Extension Amendment – An amendment to the Partnership Agreement to extend the term of the Partnership by three (3) years to November 30, 2023.

●	Proposal No. 2 - Sale and Dissolution Authorization – A proposal to adopt and approve the following resolution:

RESOLVED, that if the General Partner determines it to be in the best interest of the Partnership at any time prior to November 30, 2023, to sell all or substantially all of the Partnership’s assets and then liquidate and dissolve the Partnership, such actions are hereby authorized and approved and the General Partner may take such actions without further approval from the Limited Partners.

●	Proposal No. 3 - Distribution Amendment – An amendment to the Partnership Agreement to permit the General Partner to effect distributions of Net Cash Receipts (as defined in the Partnership Agreement) at times in the discretion of the General Partner, but no less frequently than semi-annually.

Each proposal was further described in the Consent Statement disseminated by the Partnership to the Limited Partners and filed with the U.S. Securities and Exchange Commission.

Results of the consent solicitation were:

	UNITS		UNITS		UNITS
	FOR	% FOR	AGAINST	% AGAINST	ABSTAIN	% ABSTAIN
Proposal No. 1	24,110.88	52.13%	10,653.53	23.03%	891	1.93%
Proposal No. 2	30,758.56	66.50%	4,082.85	8.83%	814	1.76%
Proposal No. 3	31,535.11	68.18%	2,971.30	6.42%	1,149.00	2.48%

Each proposal was approved by holders of more than a majority of the Partnership’s outstanding Units. Holders of Units who did not return a consent card are not included in the FOR, AGAINST, or ABSTAIN totals listed above. Because each proposal required a majority of the outstanding Units to cast “FOR” consents to be deemed approved, a vote to “ABSTAIN” and the failure to return a consent card had the same effect as a vote “AGAINST” each proposal.

All three proposals passed with more than 50% of the Limited Partners voting FOR the amendments to the Limited Partnership Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, LP (Registrant)

Date: October 22, 2020	By:	/s/ Lynette L. DeRose
Lynette L. DeRose
Chief Financial Officer

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